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EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. and subsidiaries on Form S-8 of our report, dated May 30, 2003, appearing in the Annual Report on Form-K/A of Island Pacific, Inc. and subsidiaries for the year ended March 31, 2003.



/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, Calfornia
September 10, 2003